Exhibit 99.1

ZAGG INC AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except par value)
(Unaudited)

	June 30,	December 31,
	2013	2012

ASSETS

Current assets
Cash and cash equivalents	$13,557	$20,177
Accounts receivable, net of allowances of $3,154 in 2013 and $2,974 in 2012	31,285	54,561
Inventories	46,835	39,988
Prepaid expenses and other current assets	5,336	9,547
Deferred income tax assets	7,510	6,912

Total current assets	104,523	131,185

Investment in HzO	789	2,013

Property and equipment, net of accumulated depreciation at $4,751 in 2013 and $3,317 in 2012	4,291	4,862

Goodwill	1,484	1,484

Intangible assets, net of accumulated amortization at $18,511 in 2013 and $13,790 in 2012	53,123	57,905

Deferred income tax assets	6,596	6,596

Note receivable	720	583

Other assets	767	1,457

Total assets	$172,293	$206,085

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable	$12,305	$19,027
Income taxes payable	2,030	3,062
Accrued liabilities	2,309	3,754
Accrued wages and wage related expenses	921	2,554
Deferred revenue	186	722
Current portion of note payable	8,000	6,000
Sales returns liability	3,862	6,697

Total current liabilities	29,613	41,816

Revolving line of credit	4,648	22,173

Noncurrent portion of note payable	14,000	18,000

Total liabilities	48,261	81,989

Stockholders' equity
Common stock, $0.001 par value; 100,000 shares authorized;
31,574 and 31,215 shares issued in 2013 and 2012, respectively	32	31
Additional paid-in capital	79,659	77,234
Accumulated other comprehensive income	(337)	(57)
Note receivable collateralized by stock	(428)	(566)
Treasury stock, 797 and 0 common shares in 2013 and 2012 respectively, at cost	(5,999)	-
Retained earnings	51,105	47,454

Total stockholders' equity	124,032	124,096

Total liabilities and stockholders' equity	$172,293	$206,085

ZAGG INC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2013	June 30, 2012	June 30, 2013	June 30, 2012

Net sales	$51,198	$61,636	$102,669	$117,115
Cost of sales	29,663	33,231	62,135	61,777

Gross profit	21,535	28,405	40,534	55,338

Operating expenses:
Advertising and marketing	1,914	2,301	4,253	4,743
Selling, general and administrative	11,831	12,848	24,110	24,590
Amortization of definite-lived intangibles	2,374	2,469	4,748	4,891

Total operating expenses	16,119	17,618	33,111	34,224

Income from operations	5,416	10,787	7,423	21,114

Other income (expense):
Interest expense	(144)	(986)	(371)	(2,507)
Loss from equity method investment in HzO	(617)	(473)	(1,224)	(936)
Other income and (expense)	(27)	224	(47)	(22)

Total other expense	(788)	(1,235)	(1,642)	(3,465)

Income before provision for income taxes	4,628	9,552	5,781	17,649

Income tax provision	(1,854)	(3,740)	(2,130)	(6,726)

Net income	2,774	5,812	3,651	10,923

Earnings per share:

Basic earnings per share	$0.09	$0.19	$0.12	$0.36

Diluted earnings per share	$0.09	$0.18	$0.12	$0.35

ZAGG INC AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION TO GAAP
(in thousands, except per share amounts)
(Unaudited)

Unaudited Supplemental Data

The following information is not a financial measure under generally accepted accounting principals (GAAP).  In addition, it should not be construed as an alternative to any other measures of performance determined in accordance with GAAP, or as an indicator of our operating performance, liquidity or cash flows generated by operating, investing and financing activities as there may be significant factors or trends that it fails to address.  We present this financial information because we believe that it is helpful to some investors as one measure of our operations.  We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our results with our results from other reporting periods and with the results of other companies.

Adjusted EBITDA Reconciliation		Three Months Ended			Six Months Ended
		June 30, 2013		June 30, 2012	June 30, 2013		June 30, 2012

Net income attributable to stockholders in accordance with GAAP		$2,774		$5,812	$3,651		$10,923

Adjustments:
a.	Stock based compensation expense	1,331		1,494	2,368		2,836
b.	Depreciation and amortization	3,120		2,862	6,214		5,679
c.	Impairment of investment in private company	591		-	591		-
d.	Provision for income taxes	1,854		3,740	2,130		6,726
e.	Other (income) expense	788		1,235	1,642		3,465

Adjusted EBITDA		$10,458		$15,143	$16,596		$29,629

Pro forma Net Income Reconciliation		Three Months Ended			Six Months Ended
		June 30, 2013		June 30, 2012	June 30, 2013		June 30, 2012
Net income in accordance with GAAP		$2,774		$5,812	$3,651		$10,923

Adjustments:
a.	Stock based compensation expense	1,331		1,494	2,368		2,836
b.	Amortization of intangibles	2,394		2,488	4,782		4,923
c.	Other (income) expense excluding cash interest expense and loss on equity method investment	57		(224)	107		22
d.	Loss on equity method investement	617		473	1,224		936
e.	Impairment of investment in private company	591		-	591		-
f.	Income tax effects	(1,447	) *	(1,437)	(2,776	) *	(2,976)

Pro forma net income		$6,317		$8,606	$9,947		$16,664

Pro forma EPS		$0.20		$0.27	$0.32		$0.53

Weighted average number of shares outstanding - diluted		31,218		31,738	31,471		31,577

* For comparative purposes, we applied an annualized statutory tax rate of 38.25%

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